Exhibit 99.1

TransAtlantic Petroleum Ltd.

Announces Preliminary Financial Results for 2010; Delay in Filing Annual Report on Form 10-K

FOR IMMEDIATE RELEASE

Hamilton, Bermuda (April 1, 2011) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-AMEX: TAT) today reported its preliminary financial results for the year ended December 31, 2010. TransAtlantic Petroleum Ltd. (the “Company”) is providing these preliminary and unaudited results in an effort to keep its shareholders informed about the performance of the Company while it works to complete its Annual Report on Form 10-K for the year ended December 31, 2010.

Form 10-K for Year Ended December 31, 2010

On March 16, 2011, the Company filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) giving the Company an additional fifteen days to file its Form 10-K for the year ended December 31, 2010. The Company was unable to file the Form 10-K within the period prescribed under Rule 12b-25 because unanticipated delays arose in connection with the preparation of the Company’s financial statements, disclosures, and management’s assessment of internal control over financial reporting. The Company reasonably expects to complete the Form 10-K and file it with the SEC during the week of April 11th.

Preliminary Financial Results

The Company expects total revenues for the year ended December 31, 2010 to increase to between approximately $80.0 million and $90.0 million compared to $29.3 million for the year ended December 31, 2009. The increase was the result of full year production in the Selmo oil field, additional production in the Arpatepe oil field and production in the Thrace Basin gas fields in Turkey.

The Company expects net loss for the year ended December 31, 2010 to be between approximately $60.0 million and $80.0 million compared to a net loss of $62.1 million for the year ended December 31, 2009. The Company cautions that the estimation of net loss is preliminary and subject to change, possibly materially, following the completion and analysis of the Company’s data for its operations in Turkey.

The Company expects total stockholders’ equity for the year ended December 31, 2010 to be between approximately $260.0 million and $290.0 million compared to $264.6 million for the year ended December 31, 2009.

The Company cautions that all of these financial results are preliminary and subject to change, possibly materially, following the completion and analysis of the financial statements for 2010. The Company reiterates that the above preliminary and unaudited financial information does not represent all of the information that would normally be included in an Annual Report on Form 10-K with respect to the Company’s financial results.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Bulgaria, and Romania. The Company owns its own drilling rigs and oilfield service equipment, which it uses to develop its properties in Turkey and Morocco. In addition, the Company provides oilfield services and drilling services to third parties in Turkey.

Forward-Looking Statements

This news release contains statements regarding the preparation and filing of statements or reports, including financial statements, the Company’s expectations concerning financial conditions, including changes in revenues, net income and stockholders’ equity as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the continuing ability of the Company to prepare and timely file statements or reports with the SEC, to operate effectively internationally, fluctuations in currency and interest rates, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:

Matt McCann, CEO

Phone:    (214) 220-4323

Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206